UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K /A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2014

BLACKCRAFT CULT, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54898	30-0686483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 N Main Street. Unit B
Orange, CA 92867
(Address of Principal Executive Offices, including zip code)

(949) 547-5916
(Registrant’s telephone number, including area code)

(Former name, former address, if changed since last report)

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact are “forward-looking statements”, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, subscriptions, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

References throughout this Current Report on Form 8-K to “we,” “our,” “us,” “the Company,” “MRCD,” “Blackcraft,” and similar terms refer to Blackcraft Cult, Inc., unless otherwise expressly stated or the context otherwise requires.  This Current Report contains summaries of the material terms of the agreements executed in connection with the transactions described herein.  The summaries of these agreements are subject to, and qualified in their entirety by, reference to those agreements, all of which are incorporated herein by reference.

EXPLANATORY NOTE

The acquisition of 100% of the issued and outstanding shares of common stock of Blackcraft Emoji Incorporated was completed on March 27, 2014. As a result of the completion of the acquisition, the Company now owns and operates the Blackcraft lifestyle apparel brand rooted in the ideal of self-realization being superior to religious indoctrination and other society enforced norms.

References throughout this Current Report on Form 8-K to “we,” “our,” “us,” “the Company,” “Blackcraft,” and similar terms refer to Blackcraft Cult, Inc., unless otherwise expressly stated or the context otherwise requires. This Current Report contains summaries of the material terms of the agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to those agreements, all of which are incorporated herein by reference.

On March 27, 2014, the Company effectuated a 66.666 to 1 forward split of its $0.001 par value common stock. All shares and per share amounts in this Form 8-K have been adjusted to reflect the forward split.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by the Company in its Current Report on Form 8-K, filed on March 26, 2014, the Company entered into an Acquisition Agreement and Plan of Merger (“Merger”), by and among the Company, Merculite Sub Co. (“Sub Co”), a Nevada corporation and wholly owned subsidiary of the Company, and Blackcraft Emoji Incorporated (“BEI”), a California corporation, whereby BEI became a wholly owned subsidiary of the Company.

The Merger was completed on March 27, 2014. See Item 2.01 below for further description of the Merger.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 27, 2014, the Company completed the reverse triangular merger, pursuant to the Acquisition Agreement and Plan of Merger (“Merger”), by and among the Company, Merculite Sub Co. (“Sub Co”), a Nevada corporation and wholly owned subsidiary of the Company, and Blackcraft Emoji Incorporated (“BEI”), a California corporation, whereby BEI became a wholly owned subsidiary of the Company.

Pursuant to the conditions to closing of the Merger, the Company issued 148,970,510 shares of restricted common stock (post 66.666 forward split) in exchange for 100% of BEI’s issued and outstanding common stock. Total issued and outstanding common stock, post-closing, and upon the issuance of 148,970,510 will be 198,620,014 (post 66.666 forward split).

As a result of the closing of the Merger, the Company’s main focus has been redirected to the operations of BEI. The Company now owns all of the assets, liabilities and operations of BEI which owns and operates the Blackcraft lifestyle apparel brand rooted in the ideal of self-realization being superior to religious indoctrination and other society enforced norms.

FORM 10 DISCLOSURE

Blackcraft Cult, Inc. is providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the current operations acquired through the closing of the Acquisition Agreement and Plan of Merger, as discussed above.

DESCRIPTION OF BUSINESS

As a result of the closing of the Merger, the Company now owns all of the assets, liabilities and operations of BEI which owns and operates the Blackcraft lifestyle apparel brand rooted in the ideal of self-realization being superior to religious indoctrination and other society enforced norms. The information set forth herein is only a summary of our business plans.

General Business Development

Blackcraft Cult, Inc. was formed as a Nevada corporation in April of 2011. On March 18, 2014, we changed our name from Merculite Distributing, Inc. to Blackcraft Cult, Inc. Effective March 27, 2014, we completed the acquisition of Blackcraft Emoji Incorporated.

As a result of acquiring Blackcraft Emoji Incorporated, the Company is now involved in operating the Blackcraft lifestyle apparel brand rooted in the ideal of self-realization being superior to religious indoctrination and other society enforced norms.

Blackcraft is a lifestyle apparel brand headquartered in Orange, California. The Company’s message is rooted in the ideal of self-realization being superior to religious indoctrination and other society enforced norms. Blackcraft embodies a philosophical message constituting that a strong belief in yourself unleashes an innate, inherent power to create your own future without the necessity of a divine influence or unquestioned societal values. The Company’s retail store /warehouse is located in Orange, California which was opened on April 13, 2013.

Development of the Blackcraft Business

Bobby Schubenski and Jim Somers started with a passionate idea, 40 black t-shirts, a few close friends, and $100 in July 2012. Through their organic, grass roots marketing campaign, Blackcraft’s message and products quickly gained acceptance and spread throughout the music, fashion, and tattoo communities, gaining credibility and admiration across the globe. The sale of 40 t-shirts produced five hundred dollars from which 200 more t-shirts were purchased and sold, and this trend continued. All the profits from each order sale were put back into the business so Blackcraft would grow organically. Up until this point Blackcraft operated from the attic of a friend's house in Orange, California. On January 11, 2013, Mr. Schubenski and Mr. Somers filed a doing business as under the laws of the state of California, as DBA Blackcraft Cult.

After the Blackcraft brand started to gain traction, Blackcraft reached out to people and bands such as Slayer, Deftones, Fall Out Boy, Kesha, Marilyn Manson, Alice Cooper, and AFI. Blackcraft gained significant exposure through this method with band members wearing Blackcraft’s shirts in press photos, on stage, and in magazine articles such as Rolling Stone and Alternative Press. While playing in a band, The Witch Was Right, Mr. Schubenski left to go on tour while Mr. Somers stayed back to fulfill orders and keep Blackcraft going. By the time Mr. Schubenski returned, it was clear that Blackcraft had outgrown the basement and needed a warehouse to fulfill the rapidly growing orders.

In March of 2013, with approximately $75,000 in capital, and monthly revenues of over $50,000, Blackcraft leased the first and current warehouse in Orange, California. In addition, the Company also purchased a single-color manual screen printing press. On April 13, 2013, Blackcraft opened their storefront/warehouse in Orange, California.

Through their exposure with the music industry, presence in the tattoo industry, and a huge social media platform carrying approximately 100,000 direct followers on their social media platforms, Blackcraft has created and developed a name and brand recognition and a lifestyle message. Between the social media platforms and the people behind the Company (celebrities, tattoo artists, models, etc.), an estimated 30 million people worldwide have been influenced by not only the image, but more importantly, by the idea of the Company.

On January 13, 2014, Mr. Schubenski and Mr. Somers incorporated Blackcraft Emoji Incorporated (“BEI”), in the state of California. BEI was formed to engage in the business of designing and developing an emoji application for smart phones and other mobile platforms such as tablets. On January 15, 2014, DBA Blackcraft (“DBA”) entered into Contribution Agreement with BEI, whereby DBA contributed 100% of the assets, liabilities and operations of the DBA in exchange for 148,349,497 shares of BEI.

In January 2014, Mr. Schubenski and Mr. Somers determined that given the current financing environment they were unable to attract sufficient capital to grow their business. As a result, Mr. Schubenski and Mr. Somers determined that it was in BEI’s best interest to pursue becoming a publicly trading entity. Mr. Schubenski and Mr. Somers believed accessing additional capital would immediately enable them to meet current consumer demand as well as expand sales and marketing of Blackcraft reaching an international audience, creating a worldwide-recognized brand. After having a variety of business discussions BEI determined that merging with a public entity would be in their best interest to grow the business.

Forward Split

On March 27, 2014, the Company effectuated a 66.666 to 1 forward split (the “Forward Split”) of its issued and unissued common shares as of April 7, 2014, the record date. As a result, once the Forward Split is declared effective by the Financial Industry Regulatory Authority (“FINRA”), the issued and outstanding shares of common stock of the Company will increase from 2,979,330 shares prior to the Forward Split to 198,620,014 shares following the Forward Split. The number of authorized common shares increased from 100,000,000 to 6,666,600,000 common shares. The Forward Stock Split with the Nevada Secretary of State is March 27, 2014; however, the effectiveness of the Forward Stock Split is subject to approval by FINRA. The Company has submitted an Issuer Company-Related Action Notification Form to FINRA regarding the Forward Stock Split. FINRA’s approval of the Forward Stock Split is currently pending.

Recent Change in Management

On March 17, 2014, the Board of Directors (“Board”) appointed Robert Schubenski to serve as a member of the Board.

On March 27, 2014, Steven Subick submitted his letter of resignation from his position as President, Secretary, Treasurer, and a Director of the Company. The resignation was accepted by the Company on March 27, 2014.

On March 27, 2014, in connection with resignation of Steven Subick, the Board unanimously appointed Robert Schubenski to serve as the Chief Executive Officer, Secretary, Treasurer, and Chairman of the Company.

On March 27, 2014, in connection with resignations Steven Subick, the Board unanimously appointed James Somers to serve as President and a Director of the Company.

Change of Control

Mr. Schubenski and Mr. Somers, collectively, acquired beneficial control of approximately 78% of the total shares of common stock outstanding of the Company as follows:

Mr. Schubenski acquired 37% or 74,175,258 shares of common stock as a result of being a stockholder of BEI of which the Company acquired 100% of the ownership pursuant to the Merger. Similarly, Mr. Somers acquired beneficial control of approximately 37% or 74,175,258 shares of common stock as a result of being a stockholder of BEI of which the Registrant acquired 100% of the ownership pursuant to the Merger Agreement.

In addition, on March 27, 2014, Mr. Robert Schubenski acquired an additional 4,501,355 (67,521 pre 66.666 forward split) shares of common stock or 2% pursuant to a private transaction with Mr. Steven Subick (for a purchase price of $1,350.42 pre 66.666 forward split). On March 27, 2014, Mr. Schubenski acquired an additional 51,999 shares of common stock or .02% in private transactions with shareholders of the Company (for a purchase price of $1,039.98 pre 66.666 forward split).

Similarly , on March 27, 2014, Mr. James Somers acquired an additional 4,501,355 (67,521 pre 66.666 forward split) shares of common stock or 2% pursuant to a private transaction with Mr. Steven Subick (for a purchase price of $1,350.42 pre 66.666 forward split). On March 27, 2014, Mr. Somers acquired an additional 51,999 shares of common stock or .02% in private transactions with shareholders of the Company (for a purchase price of $1,039.98 pre 66.666 forward split).

Business Overview

Blackcraft is a specialty retailer of apparel, accessories, and gift items for young men and women. Blackcraft is a lifestyle brand rooted in the ideal of self-realization being superior to religious indoctrination and other society enforced norms. The brand is darker in nature but positive in message, filling a void in the market which until Blackcraft, was non-existent. We generate revenues primarily online through our website. We have a retail store /warehouse located in Orange, California.

Products

The Company currently features a product line consisting of a variety of clothing and accessories including T-shirts, sweatshirts, tank-top shirts, crewneck pullovers, women's leggings and crop tops, beanies, hats, patches, cell phone cases, candles, coffee, and much more to come. These products can be purchased at the Company’s website (www.blackcraftcult.com) or at the Company’s flagship store located in Orange, California which was opened on April 13, 2013.

All the items are profitable with the lion's share of the business currently coming from the sale of t-shirts and hooded pullovers. The brand identity follows the slogan, “Less is more”, with the merchandise predominantly single color prints that are black garments bodied with white ink.

Apart from the generic product line, Blackcraft also has a popular Limited Edition and Premium product line that is continually sold out. The Limited Edition products consist mostly of t-shirts, hooded pullovers, and women’s leggings with occasional exceptions. The Premium product line are products with more drastic changes in the wash, make, and feel creating a new appearance.

Apart from Blackcraft's individual products, partnerships, co-branding, and involvement from celebrities, bands, and other channels of influence will also create new merchandising with combined therefore new lines and looks of lifestyle products. The celebrities wearing our apparel to promote our brand do not receive any compensation.

The Company is currently working on products that will be available in six months’ time in men’s and women’s polo shirts, accessories such as regular beanies, socks, shoes, backpacks and jewelry, and other specialized products. The future specialized products under consideration by Blackcraft that are unique to the Company and any retail brand consists of, among other products: artisan crafted Ouija boards, high quality straight from hell unholy water and a Blackcraft Emoji app for phones. The planned for products that will be available within 12 months include men’s and women’s denim jeans and vests, lingerie, cosmetics, lines of liquor (initially tequila and vodka), and a book describing Bobby and Jim’s, our management’s, journey in life and the significance of Blackcraft’s profound message.

Mobile Application – Blackcraft Zodiac

We recently created the Blackcraft Zodiac dating app. Unlike Tinder, Grindr, Hinge, and other dating apps, which rely solely on GPS, location-based technology, Blackcraft Zodiac uses the science of astrology to help singles meet their soul mate from the palm of their hand. Blackcraft Zodiac's push technology calls upon the universe to play match-maker and helps individuals find their celestial counterpart within the same building or room. The app is available for download in Google play and will be available in the Apple App Store soon. For more information, visit www.BCZodiac.com.

Marketing

We strive to increase sales and our brand recognition, enhance the customer shopping experience and reach out to new customers using social media; reliance on our customers and associates; compelling store design; and attending events.

The strategy to reach more of the target market is to strategically place, attend, host, promote, and gift both cyberwise and physically around the world. Being up-to-date on social media sites such as Facebook, Instagram, and Twitter, and always having something new and exciting about the brand or related subjects to intrigue and fascinate the following into Blackcraft's movement and lifestyle. The concept of unique products such as the Ouija Board and Unholy Water to promote the lifestyle in a way that is not ordinary or traditional. Attending events and parties to increase the hype and popularity of the image and message through social interaction and word-of-mouth.

During the period from inception through December 31, 2013, we did not have any advertising costs.

Because the majority of the target market are people in their teens to mid-twenties, low to middle-class in social economic terms, share competitions that give away free but meaningful and substantial prizes would entice more followers. The outreach of celebrities and other relevant but common themed brands to cooperate, partner, and assist in the promotion of Blackcraft will link and create more recognition of the brand.

Sourcing and Distribution

We source our products from various vendors of which there are no material supply agreements. We purchase blank-shirts from two vendors and use a few vendors for printing.

Our merchandise is warehoused and distributed through our store/warehouse located in Orange, California. Merchandise is typically shipped to our internet customers every day using common carriers.

Competition

The apparel and accessory categories within the retail industry in which we operate are highly competitive and are subject to rapidly changing consumer demands and preferences. We compete with numerous retailers for vendors, teenage and young adult customers, suitable store locations and qualified associates and management personnel. We currently compete with street alternative stores located primarily in metropolitan areas; shopping mall-based teenage-focused retailers; big-box discount stores; mail order catalogs and websites; and with numerous potential competitors who may begin or increase efforts to market and sell products competitive with Blackcraft products.   The primary competitive factors in our markets are: brand name recognition, sourcing, product quality, product presentation, product pricing, timeliness of product delivery, store ambiance, customer service and convenience. We expect competition in our markets to increase . Increased competition could have a material adverse effect on our business, results of operations and financial condition.

Blackcraft’s originality and millions of followers have created and continue to create a barrier of entry to potential competitors. Being a forerunner in this category of the fashion industry has allowed us to be the first, the original, and most dominate. The unconventional image that is the magnet to attract and to reflect the positive message that is behind the imagery giving individuals hope and strength to achieve their goals. Bobby and Jim’s history and that of the Company has produced millions of followers, not only in the United States but throughout the world. Through Bobby and Jim’s extensive fashion, music and entertainment experience and relationships, the Company has particularly strong knowledge and support assisting in the future growth.

Information Technology

Our information systems provide for the integration of store, internet, merchandising, distribution, financial and human resources records and data.  We license a full range of software from different vendors such as Big Cartel, Paypal, and Ship Station.  We regularly upgrade existing systems or replace all or part of an existing system with one that we believe is better suited to our business.  In addition, we occasionally implement new technology to support our business.  We plan to purchase and implement several major systems, replacing our merchandising system currently supporting the needs of our businesses.

Intellectual Property

In September 2013 we filed a trademark for Blackcraft Cult. In May 2014 we filed a trademark and tradename for Blackcraft Zodiac. Also, an application has been filed and is pending with the United States Patent and Trademark Office for our Blackcraft Zodiac App.

Government Regulation

Our services are subject to federal and state consumer protection laws including laws protecting the privacy of consumer information and regulations prohibiting unfair and deceptive trade practices. In particular, under federal and state financial privacy laws and regulations, we must provide notice to consumers of our policies on sharing non-public information with third parties, advance notice of any changes to our policies and, with limited exceptions, we must give consumers the right to prevent sharing of their non-public personal information with unaffiliated third parties. Further, the growth and demand for online commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online companies. These consumer protection laws could result in substantial compliance costs.

New disclosure and reporting requirements, established under existing or new state or federal laws, such as rules regarding requirements to identify the origin and existence of certain "conflict minerals" or regarding the disclosure of abusive labor practices in portions of our supply chain, could increase the cost of doing business, adversely affecting our results of operations.

In many states, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online services. In addition, new state tax regulations in states where we do not now collect state and local taxes may subject us to the obligation to collect and remit state and local taxes, or subject us to additional state and local sales and income taxes, or to requirements intended to assist states with their tax collection efforts. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and commercial online services could result in significant additional taxes on our business. These taxes or tax collection obligations could have an adverse effect on our cash flows and results of operations. Further, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

Description of Property

We currently maintain our store /warehouse at 1030 N. Main Street, Unit B, Orange, CA 92867. Our monthly rent for this location is $1,200.  There are currently no proposed programs for the renovation, improvement or development of the facility we currently use.  We do not believe that we will need to obtain additional space at any time in the foreseeable future, approximately 12 months. Additionally, we do not have any plans for adding retail locations at any time in the foreseeable future, approximately 12 months, as a result of approximately 95% of our sales are through our website.

Personnel

As of the date of this filing, we have 4 full-time employees, one of which is an officer of the Company. We also have 2 independent contractors, one of which is an officer of the Company.

AVAILABLE INFORMATION

We file annual, quarterly and other reports and other information with the SEC. You can read these SEC filings and reports over the Internet at the SEC's website at www.sec.gov or on our website at www.blackcraftcult.com . You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, NE, Washington, DC 20549 on official business days between the hours of 10:00 am and 3:00 pm. Please call the SEC at (800) SEC-0330 for further information on the operations of the public reference facilities. We will provide a copy of our annual report to security holders, including audited financial statements, at no charge upon receipt to of a written request to us at Blackcraft Cult, Inc., 1030 N Main Street. Unit B, Orange, CA 92867.

RISK FACTORS

In the course of conducting our business operations, we are exposed to a variety of risks that are inherent to the business and financial services industry. The following discusses some of the key inherent risk factors that could affect our business and operations, as well as other risk factors which are particularly relevant to us. Other factors besides those discussed below or elsewhere in this report also could adversely affect our business and operations, and these risk factors should not be considered a complete list of potential risks that may affect us. As of the date of this filing our management is aware of the following material risks.

Risks Relating To Our Business and Marketplace

Our success relies on popularity of the lifestyle of being superior to religious indoctrination and other society enforced norms.

Our financial performance is largely dependent upon the continued popularity of apparel, accessories and other merchandise inspired by the lifestyle rooted in the ideal of self-realization being superior to religious indoctrination and other society enforced norms, particularly among teenagers and young adults. Our failure to anticipate, identify and react appropriately to changing trends and preferences of our customers could lead to, among other things, excess inventories and higher markdowns. There can be no assurance that the products we sell will be accepted by our customers.

Our access to merchandise could be hurt by changes in vendors’ business condition

Our financial performance depends on our ability to obtain our merchandise in sufficient quantities at competitive prices. We depend on independent contractors and vendors to manufacture much of our merchandise. We rely on small, specialized vendors who generally have limited resources, production capacities and operating histories. Lack of access to capital, as a result of the current economic conditions or otherwise, and changes in vendors’ compliance and certification procedures may cause our vendors to delay, reduce or eliminate shipment of products we otherwise would sell in our store. We generally do not have long-term purchase contracts or other contractual assurances of continued supply, pricing or access to new products. There can be no assurance that we will be able to acquire desired merchandise in sufficient quantities on acceptable terms in the future.

Expanding our operations to include new concepts presents risks.

We may implement other new concepts in the future. Starting and operating new concepts presents new and challenging risks and uncertainties, including, among others, unanticipated operational problems, lack of experience, lack of customer acceptance, the inability to market a new concept effectively, new vendor relationships, competition from existing and new retailers, and diversion of management’s attention from our existing concepts. If we do not operate Blackcraft or a new concept effectively, it could materially impact our business.

Our business strategy requires innovating and improving our operations, and we may not be able to do this sufficiently to effectively prevent a negative impact on our business and financial results.

To be successful we must innovate our products, our stores, and the shopping experience for our customers. Such innovation involves risks, including that we will not properly anticipate the need for or rate of change, that we are not able to successfully bring about such change, that we will not be able to produce anticipated results, and that our customers will not be receptive to the change.  Such innovation also involves significant capital expenditures and other costs that we may not be able to recover if the innovation is not favorably received by our customers.

If we are not able to protect our intellectual property our ability to capitalize on the value of our brand name may be impaired.

Even though we have taken action to establish, register and protect our trademarks and other proprietary rights, we cannot assure you that we will be successful or that others will not imitate our products or infringe upon our intellectual property rights. In addition, we cannot assure that others will not resist or seek to block the sale of our products as infringements of their trademark and proprietary rights.

We are seeking to register our trademarks domestically and internationally. Obstacles may exist that may prevent us from obtaining a trademark for the Blackcraft Cult and Blackcraft Zodiac names or related names. We may not be able to register certain trademarks, purchase the right or obtain a license to use these names or related names on commercially reasonable terms. If we fail to obtain trademark, ownership or license the requisite rights, it would limit our ability to expand. In some jurisdictions, despite successful registration of our trademarks, third parties may allege infringement and bring actions against us. In addition, if our licensees fail to use our intellectual property correctly, the reputation and value associated with our trademarks may be diluted. Furthermore, if we do not demonstrate use of our trademarks, our trademark rights may lapse over time.

Failure of our vendors to use acceptable ethical business practices could negatively impact our business.

We require and expect our vendors and manufacturers to operate in compliance with applicable laws, rules and regulations regarding working conditions, employment practices, the environment and intellectual property. However, we do not control their labor and other business practices. Further, we do not inspect our manufacturers’ operations and would not be immediately aware of any noncompliance by our vendors with applicable domestic or international laws and standards, including our internal standards. If one of our vendors or manufacturers violates labor or other laws or implements labor or other business practices that are regarded as unethical, the shipment of merchandise to us could be interrupted, orders could be canceled, relationships could be terminated and our reputation could be damaged.

Technology and other risks associated with our internet sales could hinder our overall financial performance.

We sell merchandise over the internet through our website which we control. Our internet sales generate a significant portion of our total sales and are dependent on our ability to drive internet traffic to our website. Our internet operations are subject to numerous risks and pose risks to our overall business, including the inability to successfully establish partnerships that are instrumental in driving traffic to our website; diversion of sales from our store; liability for online content; computer and consumer privacy concerns; rapid technological changes; the need to invest in additional computer hardware and software to support sales; hiring, retention and training of personnel; failure of computer hardware and software, including computer viruses, telecommunication failures, online security breaches and similar disruptions; governmental regulations; and credit card fraud. There can be no assurance that our internet operations will achieve sales and profitability levels that justify our investment in them.

We materially rely on eCommerce, information and other technology systems, including such technology provided by third parties.

We believe our dependence on eCommerce, information and other technology systems, including technology provided by third parties, will increase in the future, and it is possible we may not be able to obtain, maintain or use such systems as quickly or as effectively as needed. Implementing new systems, modifying existing systems, and restoring such systems and technology following a shut-down could present technological and operational challenges which we are unprepared for. We continue to evaluate the adequacy of the eCommerce, information and other technology systems we use to operate our business. Our failure to adapt to changing technological needs could have a material adverse effect on our results of operations and financial condition. We have agreements with third-party providers to maintain eCommerce and information technology systems, including content. We would be negatively impacted if such third parties fail to provide such services, including by way of malfunction of third-party sites, hardware, software and other equipment; service outages of third-party sites; third-party claims of data privacy violations, security breaches and intellectual property infringement; and poor integration of our technology into their software and services.

System security risk issues and system failures could disrupt our internal operations or information technology services provided to customers

Computer hacking attacks, as well as computer malware, denial-of-service attacks and viruses, have become increasingly prevalent in recent years. Using such methods and others, experienced computer programmers, hackers and other users may be able to penetrate our network security and misappropriate our confidential information or that of third parties, create system disruptions or cause shutdowns. As a result, we could incur significant expenses addressing problems created by security breaches of our network. Moreover, we could incur significant loss of revenue and increased expenses in connection with system failures. In addition, hardware and operating system software and applications that we procure from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation of the system. The costs to us to eliminate or alleviate security problems, viruses and bugs could be significant, and the efforts to address these problems could result in interruptions, delays or cessation of service that may impede our sales, distribution or other critical functions. In addition, our systems are not fully redundant and could be subject to failure. Our disaster recovery planning may not be sufficient, and we may not have adequate insurance coverage to compensate us for any significant casualty loss.

We are responsible for maintaining the privacy of personally identifiable information of our customers.

Through our sale transactions we obtain personally identifiable information about our customers which is subject to federal, state and international privacy laws. These laws are constantly changing. If we fail to comply with these laws, we may be subject to fines, penalties or other adverse actions. We are highly dependent on the use of credit cards to complete sale transactions in our stores and through our website, and if we fail to comply with Payment Card Industry (PCI) Data Security Standards, we may become subject to limitations on our ability to accept credit cards. Moreover, third parties may seek to access this information through improper means such as computer hacking, malware and viruses. Any incidents involving unauthorized access or improper use of our customers’ personally identifiable information could damage our reputation and brand and result in legal or regulatory action against us.

Loss of key people or an inability to hire necessary and significant personnel could hurt our business.

Our ability to achieve and maintain operating efficiency and to anticipate and effectively respond to changing trends and consumer preferences depends in part on our ability to retain and attract senior management and other key personnel in our operations, merchandising and other departments. Competition for these personnel is intense, and we cannot be sure that we will be able to retain or attract qualified personnel as needed. The sudden loss of the services of key people could have a material adverse effect on our business, results of operations and financial condition.

Our supply chain has risks and uncertainties that could affect our sales and business.

The merchandise we sell is obtained from vendors and manufacturers in the United States. Generally, this product is shipped to our store using Federal Express and the United States Postal Service. Our reliance on Federal Express and the United States Postal Service for shipments is subject to risks associated with their ability to provide delivery services that meet our shipping needs and our ability to obtain such services at an affordable cost.

Risks associated with contracting directly with manufacturers for merchandise could hinder our financial performance.

We are sourcing a greater percentage of our merchandise directly from manufacturers. We have limited experience in sourcing merchandise directly from manufacturers. We may encounter administrative challenges and operational difficulties with the manufacturers from which we may source our merchandise. Operational difficulties could include reductions in the availability of production capacity, errors in complying with merchandise specifications, insufficient quality control and failures to meet production deadlines. A manufacturer’s failure to ship merchandise to us on a timely basis or to meet the required quality standards could cause supply shortages that could result in lost sales. If a manufacturer conducts its operations in a manner that is illegal or regarded as unethical, it could affect our business and our reputation could be damaged.

We face intense competition.

The apparel and accessory categories within the retail industry in which we operate are highly competitive. Increased competition could have a material adverse effect on our business, results of operations and financial condition. Our competitors, particularly big-box retailers, may have the ability to sell merchandise at substantially lower prices than we are able to sell such merchandise. This may cause us to incur greater than anticipated price reductions and unanticipated increases in our inventories for such products. It may also cause us to elect not to sell such products, despite the fact the products would otherwise attract customers and sell well in our store.

Our profitability could be adversely affected by volatile commodity prices, including petroleum and cotton.

The profitability of our business depends to a certain degree upon the price of certain commodities, including petroleum and cotton products. We are affected by changes in such prices to the extent that such commodities are part of the costs of delivery of merchandise to our stores and to the extent that the commodities are used in the production of our merchandise. Higher gasoline prices may also affect the willingness of consumers to drive to our store.

Changes in laws, including employment laws and laws related to our merchandise, could make conducting our business more expensive or change the way we do business.

Changes in laws and any future changes could make our operations more expensive or require us to change the way we do business. Changes in federal and state minimum wage laws could require us to change our entire wage structure for store. Other laws related to treatment of employees, including laws related to employee benefits and privacy, could also negatively impact us, such as by increasing medical insurance costs and related expenses. Changes in product safety or other consumer protection laws, and private-party enforcement of existing laws, could lead to increased costs to us for certain merchandise, additional labor costs associated with readying merchandise for sale, or serve as the basis for litigation. Changes in laws affecting our supply chain, including the effect of the California Transparency in Supply Chain Act of 2012 and portions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to conflict minerals, may adversely affect the sourcing, availability and pricing of certain materials which may be used in the manufacture of some of our products. In addition, we may incur additional legal and other costs to comply with the annual disclosure requirements, including costs related to determining the source of any of the relevant minerals and metals which may be used in our products.

We incur costs associated with regulatory compliance, and this cost could be significant.

There are numerous regulatory requirements for public companies that we comply with or may be required to comply with in the future and compliance with these rules could result in the diversion of management’s time and attention, which could be disruptive to normal business operations. These regulations may include more stringent accounting standards, taxation requirements (including changes in applicable income tax rate, new tax laws and revised tax law interpretations), trade restrictions, regulations regarding financial matters, privacy and data security, environmental regulations, advertising, safety and product liability. We may in the future be required to adopt International Financial Reporting Standards, and doing so could be time-consuming and cause us to incur significant expense. If we do not satisfactorily or timely comply with these requirements, possible consequences could include sanction or investigation by regulatory authorities such as the SEC; fines and penalties; incomplete or late filing of our periodic reports, including our annual report on Form 10-K or quarterly reports on Form 10-Q or civil or criminal liability.

Government or consumer concerns about product safety could result in regulatory actions, recalls or changes to laws, which could harm our reputation, increase costs or reduce sales.

We are subject to regulation by the Consumer Product Safety Commission and similar state regulatory authorities, and our products could be subject to involuntary recalls and other actions by these authorities. We purchase merchandise from suppliers domestically in the United States. One or more of our suppliers might not adhere to product safety requirements or our quality control standards, and we might not identify the deficiency before such merchandise is received by our customers. Issues of product safety could result in a recall of products we sell. Additionally, regulatory authorities, including the Consumer Product Safety Commission, have undertaken reviews of product safety and are in the process of enacting or are considering various proposals for more stringent laws and regulations. In particular, the Consumer Product Safety Improvement Act of 2008, which imposes significant requirements on the sale of consumer products and enhanced penalties for noncompliance. Such regulations contain provisions which have uncertain applicability to products we sell, and such lack of certainty may inhibit our willingness carry products or cause us to carry product we otherwise would not. These regulations could result in delays in getting products to our stores, lost sales, the rejection of our products by consumers, damage to our reputation or material increases in our costs, and may have a material adverse effect on our business. Moreover, individuals and organization may assert legal claims for our non-compliance with consumer product rules and regulations, and we may be subject to lawsuits relating to these claims. There is a risk that these claims or liabilities may exceed or fall outside the scope of indemnities provided by third parties or outside the coverage of our insurance policies.

Economic conditions could decrease consumer spending and reduce our sales.

Certain economic conditions could affect the level of consumer spending on merchandise we offer, including, among others, employment levels; salary and wage levels, particularly of teens and college-age adults; interest rates; availability of consumer credit; taxation; and consumer confidence in future economic conditions. For example, the global economic downturn has significantly reduced consumer spending levels and mall customer traffic in general. The ongoing slowdown in the United States economy and uncertain economic outlook could continue to cause lower consumer spending levels and mall customer traffic which could adversely affect our sales results and financial performance. In addition, we are highly dependent on a significant level of teenage and college-age spending on our products, and we likely would be adversely affected if economic conditions limited such spending.

We have a limited operating history in the retail clothing/lifestyle industry on which to evaluate our potential and determine if we will be able to execute our business plan, and initially will depend on a single store and website to generate all of our revenues.

Upon closing of the Merger we now own and operate one Blackcraft Cult store in Orange, California. Although we plan on identifying and opening new store locations, we will initially rely on the Orange location and our website for all of our revenue. Investments in our securities should be considered in light of the risks and difficulties we will encounter as we attempt to penetrate the retail clothing industry.

We may need additional capital in the future to finance our operations, which we may not be able to raise or it may only be available on terms unfavorable to us and or our stockholders. This may result in our inability to fund our working capital requirements and harm our operational results.

We believe that current cash on hand and the other sources of liquidity will be sufficient enough to fund our operations in the ordinary course of business through fiscal 2014. However, if we experience extraordinary expenses or other events beyond our control, we may need to raise additional funds to continue our operations.

Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited.

Changes in accounting standards, especially those that relate to management estimates and assumptions, are unpredictable and may materially impact how we report and record our financial condition.

Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Some of these policies require use of estimates and assumptions that may affect the value of our assets or liabilities and financial results and are critical because they require management to make difficult, subjective and complex judgments about matters that are inherently uncertain. From time to time the Financial Accounting Standards Board (“FASB”) and the SEC change the financial accounting and reporting standards that govern the preparation of our financial statements. In addition, accounting standard setters and those who interpret the accounting standards (such as the FASB, the SEC, banking regulators and our outside auditors) may change or even reverse their previous interpretations or positions on how these standards should be applied. These changes can be hard to predict and can materially impact how we record and report our financial condition and results of operations. In some cases, we could be required to apply a new or revised standard retroactively, resulting in our restating prior period financial statements.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.”

Even if we no longer qualify as an “emerging growth company”, we may still be subject to reduced reporting requirements so long as we are considered a “Smaller Reporting Company.”

Many of the exemptions available for emerging growth companies are also available to smaller reporting companies like us that have less than $75 million of worldwide common equity held by non-affiliates.  So, although we may no longer qualify as an emerging growth company, we may still be subject to reduced reporting requirements.

Risks Relating To Our Common Stock

Our common stock currently has no trading volume and holders of our securities may not be able to sell quickly any significant number of shares.

Our common stock is quoted on the OTCQB. There has been no trading volume of our common stock. Because of this, holders of our securities may not be able to sell quickly any significant number of such shares, and any attempted sale of a large number of our shares will likely have a material adverse impact on the price of our common stock. When a limited number of shares begin trading, the price per share is subject to volatility and may be subject to rapid price swings in the future.

Because the trading price of our common stock is below $5.00 per share it is deemed a low-priced “Penny” stock and an investment in our common stock should be considered high risk and subject to marketability restrictions.

Since our common stock is a penny stock, as defined in Rule 3a51-1 under the Securities Exchange Act, it will be more difficult for investors to liquidate their investment even if and when a market develops for the common stock. Since the trading price of the common stock is below $5.00 per share, trading in the common stock will be subject to the penny stock rules of the Securities Exchange Act specified in rules 15g-1 through 15g-10. Those rules require broker-dealers, before effecting transactions in any penny stock, to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

We have the ability to issue additional shares of our common stock and shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 6,666,600,000 shares of common stock and 10,000,000 shares of preferred stock.  The power of the Board of Directors to issue shares of common stock, preferred stock or warrants or options to purchase shares of common stock or preferred stock is generally not subject to shareholder approval.  Accordingly, any additional issuance of our common stock, or preferred stock that may be convertible into common stock, may have the effect of diluting one’s investment.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we fail to remain current on our reporting requirements with the SEC, we could be removed from the OTC QB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the OTC QB, generally must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC QB.  More specifically, FINRA has enacted Rule 6530, which determines eligibility of issuers quoted on the OTC QB by requiring an issuer to be current in its filings with the Commission.  Pursuant to Rule 6530(e), if we file our reports late with the Commission three times in a two-year period or our securities are removed from the OTC QB for failure to timely file twice in a two-year period, then we will be ineligible for quotation on the OTC QB.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  As of the date of this filing, we have no late filings reported by FINRA.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

We have a limited number of personnel that are required to perform various roles and duties. These individuals developed our internal control procedures and are responsible for monitoring and ensuring compliance with those procedures. As a result, our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Concentrated Ownership.  An excess of a majority of our outstanding voting securities are held by two individuals and they can elect all directors who in turn elect all officers, without the votes of any other stockholders.

Our Chief Executive Officer and our President, collectively own 79% of our outstanding voting securities and, accordingly, have effective control of us and may have effective control of us for the near and long term future.  Votes of other stockholders can have little effect when we are managed by our Board of Directors and operated through our officers, all of whom can be elected by these two individuals.

We do not expect to pay dividends in the near future.

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. The declaration and payment in the future of any cash or stock dividends on the common stock will be at the discretion of our Board of Directors and will depend upon a variety of factors, including our ability to service our outstanding indebtedness, if any, and to pay dividends on securities ranking senior to the common stock, our future earnings, if any, capital requirements, financial condition and such other factors as our Board of Directors may consider to be relevant from time to time.  Our earnings, if any, are expected to be retained for use in expanding our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

This Management’s Discussion and Analysis is intended to provide additional understanding about the Company and its planned operations as a specialty retailer of apparel, accessories, and gift items for men and women.

OVERVIEW AND OUTLOOK

Background

On March 26, 2014, Blackcraft Cult, Inc., formerly Merculite Distribution, Inc., entered into a reverse triangular merger for the acquisition of 100% of ownership of Blackcraft Emoji Incorporated, a California corporation (“BEI”). Effective March 27, 2014, we completed the acquisition of BEI. As a result of acquiring BEI, our entire operations are currently based upon the operations of the assets acquired.

Our Operations

Blackcraft Cult, Inc. is a specialty online retailer of apparel, accessories, and gift items for men and women. Blackcraft is a lifestyle brand rooted in the ideal of self-realization being superior to religious indoctrination and other society enforced norms. The brand is darker in nature but positive in message. Our product line consists of a variety of clothing and accessories including T-shirts, sweatshirts, tank-top shirts, crewneck pullovers, women's leggings and crop tops, beanies, hats, patches, cell phone cases, candles, and coffee. We sell these products through our Internet website located at www.blackcraftcult.com (“Website”).  Consumers are able to access and purchase our products 24 hours a day from the convenience of a computer, Internet-enabled mobile telephone or other Internet-enabled devices. A significant portion of our sales are to customers located in the United States. During the year ended December 31, 2013 no single customer accounted for more than 1% of our total net revenue.

Our business includes sales made to individual consumers, which are fulfilled from our warehouse in Orange, California. During the year ended December 31, 2013, we fulfilled approximately 95% of our order volume through our warehouse, which generally ships between 80 and 100 packages per day.

We require verification of receipt of payment, or authorization from credit card or other payment vendors whose services we offer to our customers (such as PayPal and BillMeLater), before we ship products to consumers.

RESULTS OF OPERATIONS

As a result of our recent acquisitions and change in the business and operations, a discussion of the past financial results of the Company is not pertinent and the financial results of BEI, the accounting acquirer, are considered the financial results of the Company on a going-forward basis.

Results of Operations for the Year Ended December 31, 2013

Revenues.  In the year ended December 31, 2013, we generated $1,367,106 in revenue.

Cost of Sales.  Cost of sales for the year ended December 31, 2013 was $540,651.

Gross Profit.  Gross profit for the year ended December 31, 2013 was $826,455.

Expenses.  Operating expenses totaled $397,526 during the year ended December 31, 2013. Our expenses primarily consisted of general and administrative of $222,098, executive compensation of $175,000 and depreciation of $428.

Net Income.  In the year ended December 31, 2013, we generated a net income of $428,929.

Seasonality of Business and Quarterly Results

Our business varies with general seasonal trends that are characteristic of the retail and apparel industries. As a result, we generate a higher percentage of our annual net sales and profitability in the fourth quarter of our fiscal year, which includes the holiday selling season, compared to other quarters of our fiscal year. If for any reason our sales were below seasonal norms during the fourth quarter of our fiscal year, our annual operating results would be negatively impacted. Because of the seasonality of our business, results for any quarter are not necessarily indicative of results that may be achieved for a full fiscal year.

Liquidity and Capital Resources

As of December 31, 2013, we had $78,059 in cash, $691 in accounts receivable and $76,153 in inventory. The following table provides detailed information about our net cash flow for the year ended December 31, 2013.

In summary, our cash flows were as follows:

Fiscal Year Ended December 31,
2013
Net cash provided by operating activities	$364,477
Net cash used in investing activities	$(4,356)
Net cash used in financing activities	$(282,062)
Net increase in Cash	$78,059
Cash, beginning of year	$-
Cash, end of year	$78,059

Operating activities.  Net cash provided by operating activities was $364,477 for the year ended December 31, 2013.

Investing activities.  Net cash used in investing activities was $4,356 for the year ended December 31, 2013.

Financing activities.  Net cash used in financing activities for the year ended December 31, 2013 was $282,062.

Current and Future Sources of Liquidity

Our principal sources of liquidity are cash flows generated from operations, and our existing cash and cash equivalents. At December 31, 2013, we had cash and cash equivalents of $78,059.

We believe that the cash and cash equivalents currently on hand and expected cash flows from future operations will be sufficient to continue operations for at least the next twelve months. We expect that continued focus on acquiring new customers will enable us to increase profitable revenues and continue to generate cash flows from operating activities.

If we do not generate sufficient cash from operations, face unanticipated cash needs or do not otherwise have sufficient cash, we have the ability to reduce certain expenses depending on the level of business operation.

Based on current expectations, we believe that our existing cash of $78,059 as of December 31, 2013 and our net cash provided by operating activities and other potential sources of cash will be sufficient to meet our cash requirements. Our ability to meet these requirements will depend on our ability to generate cash in the future, which is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

We expect to use our cash to invest in our core business, including new product innovations, advertising and marketing. Other than normal operating expenses, cash requirements for fiscal 2014 are expected to consist primarily of capital expenditures and additional investments in advertising and marketing efforts.

If our own financial resources and current cash-flows from operations are insufficient to satisfy our capital requirements, we anticipate obtaining additional financing to fund operations through common stock offerings, to the extent available, to augment our working capital. In the future we need to generate sufficient revenues in order to eliminate or reduce the need to sell additional stock. Our failure to generate sufficient revenues or profits or to obtain additional financing or raise additional capital could have a material adverse effect on our operations and on our ability to achieve our intended business objectives. Any projections of future cash needs and cash flows are subject to substantial uncertainty.

Operation Plan

Our current overall business plan is to expand and grow our Blackcraft brand and increase revenues. Our business strategy and setting future milestones is subject to availability of sufficient capital.

Without sufficient cash flow from operations we will require additional cash resources, including the sale of equity or debt securities, to meet our planned capital expenditures and working capital requirements for the next 12 months. We will require additional cash resources due to changed business conditions, implementation of our strategy to successfully expand our operations. If our own financial resources and then current cash-flows from operations are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities will result in dilution to our stockholders. The incurrence of indebtedness will result in increased debt service obligations and could require us to agree to operating and financial covenants that could restrict our operations or modify our plans to grow the business. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, will limit our ability to expand our business operations and could harm our overall business prospects.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles ("GAAP") requires estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities in the consolidated financial statements and accompanying notes. The Securities and Exchange Commission ("SEC") has defined a company's critical accounting policies as the ones that are most important to the portrayal of the company's financial condition and results of operations, and which require the company to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Based on this definition, we have identified the critical accounting policies, estimates and judgments addressed below. We also have other key accounting policies, which involve the use of estimates, judgments, and assumptions that are significant to understanding our results. For additional information, see Note 1 Summary of Significant Accounting Policies in our Notes to Financial Statements. Although we believe that our estimates, assumptions, and judgments are reasonable, they are based upon information presently available. Actual results may differ significantly from these estimates. Our critical accounting policies are as follows:

Revenue Recognition

We derive our revenue from merchandise sales. Revenue is recognized when the following revenue recognition criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price or fee revenue earned is fixed or determinable; and (4) collection of the resulting receivable is reasonably assured. We record revenue from the sale of merchandise upon shipment or delivery of the products to the customer.  We also record the shipping income when the products are sent to the customer.

Sales returns and allowances

We have a 14 day return/exchange policy and is accepted for items that are in a like new condition.  The return postage is the responsibility of the customer except for those items which are the result of the Company’s improper filling of the order.

Sales tax

Amounts collected from customers for sales tax are recorded on a net basis.

Advertising costs

Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from Inception (January 11, 2013) to December 31, 2013.

Income taxes

For the period from Inception (January 11, 2013) to December 31, 2013, the Company was treated as a sole proprietorship for federal income tax purposes and did not incur income taxes. Instead, our earnings and losses were allocated to and reported on the individual returns of the owner’s tax return. Accordingly, no provision for income tax was included in the financial statements.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Recent pronouncements

The Company has evaluated recent accounting pronouncements through the filing date and believes that none of them will have a material effect on the Company’s financial statements.

Inflation

We do not believe that inflation has had a material adverse effect on our net sales or results of operations in the past. However, we cannot assure that our business will not be affected by inflation in the future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information about the beneficial ownership of our common stock on March 31, 2014 by those persons known to beneficially own more than 5% of our capital stock and by our Directors and executive officers.  The percentage of beneficial ownership for the following table is based on 198,620,014 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose.  Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power.  It also includes shares of common stock that the stockholder has a right to acquire within 60 days after March 31, 2014, pursuant to options, warrants, conversion privileges or other rights.  The percentage of ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Certain Beneficial Owners and Management
Title of Class	Name and address of Beneficial Owner(1)	Amount of Beneficial Ownership	Percent of Class
Common	Robert Schubenski, Director	78,728,612	39.6%
Common	James Somers, President and a Director	78,728,612	39.6%
	All Beneficial Owners as a Group	157,457,224	79.2%
(1)
As used in this table, “beneficial ownership” means the sole or united power to vote, or to direct the voting of, a security, or the sole or united investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  Each Parties’ address is in care of the Company at 1030 N Main Street. Unit B, Orange, CA 92867.

Changes in Control

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position	Term Commencing
Robert Schubenski	25	Chief Executive Officer, Secretary, Treasurer & Director	Director as of March 17, 2014, Officer as of March 27, 2014
James Somers	34	President and Director	March 27, 2014

Robert Schubenski, Age 25, Chief Executive Officer, Secretary, Treasurer and a Director:

     Mr. Schubenski is co-founder of the Blackcraft Cult brand, which started with a passionate idea, 40 black T-shirts, a few close friends and $100 in 2012. In January of 2013, Mr. Schubenski, as a sole proprietorship filed a doing business as Blackcraft Cult under the laws of the State of California (“DBA Blackcraft Cult”). The brand has transcended into a lifestyle apparel company we currently see today. Through their organic, grass roots marketing campaign, Blackcraft’s message and products quickly gained acceptance and spread throughout the music, fashion, and tattoo communities, gaining credibility and admiration across the globe. The sale of 40 t-shirts produced five hundred dollars from which 200 more t-shirts were purchased and sold, and this trend continued. All the profits from each order sale were put back into the business so the Company would grow organically. Up until this point the Company operated from the attic of a friend's house in Orange, California. After the brand started to gain traction, Blackcraft reached out to people and bands such as Slayer, Deftones, Fall Out Boy, Kesha, Marilyn Manson, Alice Cooper, and AFI. The Company gained significant exposure through this method with band members wearing Blackcraft’s shirts in press photos, on stage, and in magazine articles such as Rolling Stone and Alternative Press. Still playing in a band, The Witch Was Right, Mr. Schubenski left to go on tour while the other co-founder of Blackcraft, Jim Somers, stayed back to fulfill orders and keep the Company going. By the time Mr. Schubenski returned, it was clear that the Company had outgrown the basement and needed a warehouse to fulfill the rapidly growing orders. Mr. Schubenski is also the co-founder of Blackcraft Emoji Incorporated, incorporated in January 13, 2014. Between the year 2006 and the formation of Blackcraft Cult, Mr. Schubenski worked on his individual ideas and images that were sold throughout the world while promoting merchandise for various rock bands.

Because of Mr. Schubenski’s creativity, knowledge and experience in successfully launching Blackcraft’s clothing line, he provides our board with valuable expertise.

James Somers, Age 34, President, and a Director:

Mr. Somers is co-founder of the Blackcraft Cult brand along with Mr. Schubenski. Mr. Somers is also a co-founder of Blackcraft Emoji Incorporated, incorporated in January 13, 2014. Between March 2010 and December 2011, Mr. Somers was the Marketing Director Sales Manager of Aqua – Vi Clothing Company. Between January 2008 and August 2009, Mr. Somers worked for To Die For Clothing – Warehouse. In August 2009, Mr. Somers was the Marketing Director for To Die For Clothing. In February 2009 he also worked for Obey Clothing Warehouse.

Because of Mr. Somers’ creativity, significant retail knowledge and experience in successfully launching Blackcraft’s clothing line, he provides our board with valuable retail industry expertise.

While our current directors do not have the experience in serving on a public company board, we feel they are the best choice because they have the vision and can lead the Company in the right direction.

Family Relationships

There are no family relationships among any of our officers or directors.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;
(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Corporate Governance

We currently do not have standing audit, nominating and compensation committees of the board of directors, or committees performing similar functions. Until formal committees are established, our entire board of directors, perform the same functions as an audit, nominating and compensation committee.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Overview of Compensation Program

We currently have not appointed members to serve on the Compensation Committee of the Board of Directors. Until a formal committee is established, our entire Board of Directors has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  The Board of Directors ensures that the total compensation paid to the executives is fair, reasonable and competitive.

Compensation Philosophy and Objectives

The Board of Directors believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.  As a result of the size of the Company and only having two executive officers, the Board evaluates both performance and compensation on an informal basis.  Upon hiring additional executives, the Board intends to establish a Compensation Committee to evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly-situated executives of our peer companies.  To that end, the Board believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Board of Directors makes all compensation decisions for, and approves recommendations regarding equity awards to, the executive officers and Directors of the Company.  Decisions regarding the non-equity compensation of other employees of the Company are made by management.

Summary Compensation

During the year ended December 31, 2013, our former sole officer and director, did not receive any compensation for his role as sole officer and director of the Company.

During the year ended December 31, 2013, our current chief executive officer, Robert Schubenski, received an annual salary of $175,000.

During the year ended December 31, 2013, our current president, James Somers, did not receive any compensation for his role as officer of the Company.

No action took place in 2013 relative to Executive Compensation.

Director Compensation

As a result of having limited resources we did not have an established compensation package for our board of directors during the year ended December 31, 2013.

During the year ended December 31, 2013, our current directors, Robert Schubenski and James Somers, did not receive any compensation for serving as directors of the Company.

No actions took place in 2013 relative to Executive Compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

On April 18, 2013, we executed a debt conversion agreement with our former officer and director, Steve Subick, to convert the outstanding balance owed by the Company of $11,837.44 through the line of credit executed on July 1, 2012 for up to $20,000, to 118,375 shares of our restricted common stock.

On January 24, 2014, we entered into a revolving credit line with BEI for up to $400,000. The unsecured line of credit bears interest at 2% per annum with principal and interest due on January 24, 2016. During the month ended January 31, 2014, BEI loaned a total of $124,000 to the Company. BEI is owned and controlled by the officers and directors of the Company. As a result of the Company acquiring BEI, the balance of the loan and any interest will be recorded to additional paid-in capital in the first quarter ended March 31, 2014 financial statements.

On March 27, 2014, we issued 148,970,510 shares of our restricted common stock (post 66.666 forward split) in connection with the consummation of the merger with BEI. In exchange, we acquired 100% of the outstanding common stock of BEI.

Promoters and Certain Control Persons

We did not have any promoters at any time since inception in April 2011.

Mr. Schubenski and Mr. Somers, collectively, acquired beneficial control of approximately 79% of the total shares of common stock outstanding of the Company as follows:

Mr. Schubenski acquired 37% or 73,371,933 shares of common stock as a result of being a stockholder of BEI of which the Company acquired 100% of the ownership pursuant to the Merger. Similarly, Mr. Somers acquired beneficial control of approximately 37% or 73,371,933 shares of common stock as a result of being a stockholder of BEI of which the Registrant acquired 100% of the ownership pursuant to the Merger Agreement.

In addition, on March 27, 2014, Mr. Robert Schubenski acquired an additional 4,501,355 (67,521 pre 66.666 forward split) shares of common stock or 2% pursuant to a private transaction with Mr. Steven Subick (for a purchase price of $1,350.42 pre 66.666 forward split). On March 27, 2014, Mr. Schubenski acquired an additional 51,999 shares of common stock or .02% in private transactions with shareholders of the Company (for a purchase price of $1,039.98 pre 66.666 forward split).

Similarly , on March 27, 2014, Mr. James Somers acquired an additional 4,501,355 (67,521 pre 66.666 forward split) shares of common stock or 2% pursuant to a private transaction with Mr. Steven Subick (for a purchase price of $1,350.42 pre 66.666 forward split). On March 27, 2014, Mr. Somers acquired an additional 51,999 shares of common stock or .02% in private transactions with shareholders of the Company (for a purchase price of $1,039.98 pre 66.666 forward split).

Director Independence

We currently do not have any independent directors, as the term “independent” is defined in Section 803A of the NYSE Amex LLC Company Guide. Since the Over the Counter Bulletin Board (“OTCBB”) does not have rules regarding director independence, the Board makes its determination as to director independence based on the definition of “independence” as defined under the rules of the New York Stock Exchange (“NYSE”) and American Stock Exchange (“Amex”).

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are not presently a party to any material litigation, nor to the knowledge of management is any litigation threatened against us, which may materially affect us.

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is traded in the OTC Markets QB (OTCQB), under the symbol “MRCD”.  We have been eligible to participate in the OTCQB since December 18, 2013 and from that time until the first quarter of 2014 our common stock has yet to commence trading.

Holders of Common Stock

As of March 31, 2014, there were approximately 79 stockholders of record of our common stock.  This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our board of directors has complete discretion on whether to pay dividends.  Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

RECENT SALES OF UNREGISTERED SECURITIES

During the quarter ended December 31, 2013, we did not have any sales of unregistered securities.

On March 27, 2014, pursuant to the Merger Agreement, we issued a total of 148,970,510 shares of our restricted common stock (post 66.666 forward split) to the stockholders of BEI, in exchange for 100% of the issued and outstanding shares of common stock of BEI.

We made each of the aforementioned common stock issuances in reliance upon the exemption from registration under Section 4(2) of the Securities Act for private offerings not involving a public distribution. We believe that the issuance and sale of the above securities were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The securities were issued directly by us and did not involve a public offering or general solicitation. The recipients of the securities were afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make their investment decision, including our financial statements and 34 Act reports. We reasonably believed that the recipients, immediately prior to issuing the securities, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision. There were no commissions paid on the issuance and sale of the shares.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorize the issuance of 6,666,600,000 Shares of common stock, $0.001 par value per share, of which 198,620,014 shares were outstanding as of the date of this Current Report.  Common stock holders are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock have no cumulative voting rights. Common stock holders are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed.  In the event of a liquidation, dissolution or winding up of the Company, the common stockholders are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Holders of common stock have no preemptive rights to purchase our common stock.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which no shares of Preferred stock are outstanding as of the date of this Current Report.  The preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series.  Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•      adopt resolutions;
•      to issue the Shares;
•      to fix the number of shares;
•      to change the number of shares constituting any series; and
•      to provide for or change the following:
-	the voting powers;
-	designations;
-	preferences; and
-	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
*      dividend rights (including whether dividends are cumulative);
*      dividend rates;
*      terms of redemption (including sinking fund provisions);
*      redemption prices;
*      conversion rights; and
*	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management.  The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock.  For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock.  Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Transfer Agent

The Company’s transfer agent for its common stock is West Coast Stock Transfer, Inc., 721 N. Vulcan Ave., Suite 205, Encinitas, California 92024.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and Bylaws both provide for the indemnification of our officers and directors to the fullest extent permitted by Nevada law.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent auditors on accounting or financial disclosures.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, we issued a total of 148,970,510 shares of our restricted common stock (post 66.666 forward split) to the stockholders of BEI, in exchange for 100% of the issued and outstanding shares of common stock of BEI.

We made each of the aforementioned common stock issuances in reliance upon the exemption from registration under Section 4(2) of the Securities Act for private offerings not involving a public distribution. We believe that the issuance and sale of the above securities were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The securities were issued directly by us and did not involve a public offering or general solicitation. The recipients of the securities were afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make their investment decision, including our financial statements and 34 Act reports. We reasonably believed that the recipients, immediately prior to issuing the securities, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision. There were no commissions paid on the issuance and sale of the shares

Item 5.01 Change in Control of Registrant

Mr. Schubenski and Mr. Somers, collectively, acquired beneficial control of approximately 79% of the total shares of common stock outstanding of the Company as follows:

Mr. Schubenski acquired 37% or 73,371,933 shares of common stock as a result of being a stockholder of BEI of which the Company acquired 100% of the ownership pursuant to the Merger. Similarly, Mr. Somers acquired beneficial control of approximately 37% or 73,371,933 shares of common stock as a result of being a stockholder of BEI of which the Registrant acquired 100% of the ownership pursuant to the Merger Agreement.

In addition, on March 27, 2014, Mr. Robert Schubenski acquired an additional 4,501,355 (67,521 pre 66.666 forward split) shares of common stock or 2% pursuant to a private transaction with Mr. Steven Subick for a purchase price of $90,027.09 ($1,350.42 pre 66.666 forward split). On March 27, 2014, Mr. Schubenski acquired an additional 51,999 shares of common stock or .02% in private transactions with shareholders of the Company (for a purchase price of $1,039.98 pre 66.666 forward split).

Similarly , on March 27, 2014, Mr. James Somers acquired an additional 4,501,355 (67,521 pre 66.666 forward split) shares of common stock or 2% pursuant to a private transaction with Mr. Steven Subick for a purchase price of $90,027.09 ($1,350.42 pre 66.666 forward split). On March 27, 2014, Mr. Somers acquired an additional 51,999 shares of common stock or .02% in private transactions with shareholders of the Company (for a purchase price of $1,039.98 pre 66.666 forward split).

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(a)(b) Departure of Officer and Director

On March 27, 2014, Steven Subick submitted his letter of resignation from his position as President, Secretary, Treasurer, and a Director of the Company. The resignation was accepted by the Company on March 27, 2014.

(c)(d) Appointment of Officer and Director

On March 27, 2014, in connection with resignation of Steven Subick, the Board unanimously appointed Robert Schubenski to serve as the Chief Executive Officer, Secretary, Treasurer, and Chairman of the Company.

On March 27, 2014, in connection with resignations Steven Subick, the Board unanimously appointed James Somers to serve as President and a Director of the Company.

Neither individual, as of the date of this filing, has executed an employment agreement with the Company or will have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a). Additionally, neither officer has a family relationship with any existing or past director or officer of the Company.

Section 5 – Corporate Governance and Management

Item 5.06                      Change in Shell Company Status

Management has determined that, as a result of the closing of the acquisition described under Item 2.01 of this Current Report on Form 8-K, the Company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for a detailed description of the acquisition and the business of the Company following the acquisition.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Pursuant to Rule 8-04(b) of Regulation S-X (17 CFR 210.3-05(b)), the DBA Blackcraft Cult, a sole proprietorship doing business as filed under the laws of the state of California, audited financial statements as of and for the year ended December 31, 2013 is filed herewith.

(b) Pro Forma Financial Information.

Pursuant to Rule 8-05 of Regulation S-X (17 CFR 210), the unaudited pro forma consolidated balance sheets and statements of operations of Blackcraft Cult, Inc., a Nevada corporation, Blackcraft Emoji Incorporated, a California corporation, and DBA Blackcraft, a sole proprietorship formed and doing business as filed under the laws of the state of California for the period from inception (January 11, 2013) to December 31, 2013, along with the notes to such unaudited pro forma financial information, are filed herewith.

(c) Exhibits.

Exhibit Number	Exhibit Description
Ex 3(i)(d)	Articles of Merger – Dated March 27, 2014
10.1	Acquisition Agreement and Plan of Merger – Dated March 26, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKCRAFT CULT, INC.

By: /S/ Robert Schubenski
Robert Schubenski, Chief Executive Officer

Date: June 5 , 2014

INDEX TO FINANCIAL STATEMENTS

Page
Audited Financial Statements of DBA Blackcraft Cult for the Period from Inception (January 11, 2013) to December 31, 2013
Report of Independent Registered Public Accounting Firm	38
Balance Sheet as of December 31, 2013	39
Statements of Operations for the period from inception (January 11, 2013) to December 31, 2013	40
Statement of Members’ Equity for the period from inception (January 11, 2013) to December 31, 2013	41
Statement of Cash Flows for the period from inception (January 11, 2013) to December 31, 2013	42
Notes to Financial Statements	43 - 45

Unaudited Pro Forma Combined Financial Information
of Blackcraft Cult, Inc. (Nevada), Blackcraft Emoji Incorporated (California) and DBA Blackcraft Cult (California)
for the Period Ended December 31, 2013

Balance Sheets	46
Statements of Operations	47
Notes to Financial Statements	48 - 49

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Robert Schubenski dba Blackcraft Cult

We have audited the accompanying balance sheets of Robert Schubenski dba Blackcraft Cult as of December 31, 2013, and the related statement of income, members’ equity (deficit), and cash flows since inception on January 11, 2013 through December 31, 2013. Robert Schubenski dba Blackcraft Cult’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Robert Schubenski dba Blackcraft Cult as of December 31, 2013, and the related statement of income, members’ equity (deficit), and cash flows since inception on January 11, 2013 through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
March 31, 2014

50 S. Jones Blvd,  Suite 201 - Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

DBA BLACKCRAFT CULT
BALANCE SHEET
AS OF DECEMBER 31, 2013
(AUDITED)

December 31,
2013
ASSETS

Current assets:
Cash and equivalents	$78,059
Accounts receivable	691
Inventory	76,153
Total current assets	154,903

Fixed assets, net	3,928

Total assets	$158,831

LIABILITIES AND MEMBER'S EQUITY

Current liabilities:
Accounts payable	$347
Accrued liabilities	11,617
Total current liabilities	11,964

Total liabilities	11,964

Member's equity:
Member's equity	146,867
Total member's equity	146,867

Total liabilities and member's equity	$158,831

The accompanying notes are an integral part of these financial statements.

DBA BLACKCRAFT CULT
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION (JANUARY 11, 2013) TO DECEMBER 31, 2013
(AUDITED)

Inception
(January 11, 2013) to
December 31,
2013

Revenue
Product sales	$1,175,655
Shipping income	191,451
Total revenue	1,367,106

Cost of sales
Product cost of goods sold	368,663
Shipping costs	171,988
Total cost of sales	540,651

Gross profit	826,455

Operating expenses:
General and administrative	222,098
Executive compensation	175,000
Depreciation	428
Total operating expenses	397,526

Net income	$428,929

The accompanying notes are an integral part of these financial statements.

DBA BLACKCRAFT CULT
STATEMENT OF MEMBER'S EQUITY
FOR THE PERIOD FROM INCEPTION (JANUARY 11, 2013) TO DECEMBER 31, 2013
(AUDITED)

Total
Member's
Equity

Member's contributions	$51,305

Member's draws	(333,367)

Net income	428,929

Balance, December 31, 2013	$146,867

The accompanying notes are an integral part of these financial statements.

DBA BLACKCRAFT CULT
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (JANUARY 11, 2013) TO DECEMBER 31, 2013
(AUDITED)

Inception
(January 11, 2013) to
December 31,
2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$428,929
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation	428
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(691)
(Increase) in inventory	(76,153)
Increase in accounts payable	347
Increase in accrued liabilities	11,617

Net cash provided by operating activities	364,477

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(4,356)

Net cash used in investing activities	(4,356)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from member's contributions	51,305
Payments for member's draws	(333,367)

Net cash used in financing activities	(282,062)

NET CHANGE IN CASH	78,059

CASH AND EQUIVALENTS AT BEGINNING OF YEAR	-

CASH AND EQUIVALENTS AT END OF YEAR	$78,059

SUPPLEMENTAL INFORMATION:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

DBA BLACKCRAFT CULT
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
The sole proprietorship was formed and a doing business as was filed on January 11, 2013 (Date of Inception) under the laws of the State of California, as DBA Blackcraft Cult.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to exploration stage enterprises, and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

Nature of operations
Currently, the Company’s operations are retail and wholesale sales of merchandise including clothing, hats, etc.

Managing member of company
The Company is owned and managed by Robert Schubenski and James Somers, the Company’s sole owners.

Cash and cash equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. The carrying value of these investments approximates fair value.  As of December 31, 2013, there are no cash equivalents.

Accounts receivable
The Company uses the allowance method to account for uncollectible accounts receivable.  Accounts receivable are presented net of an allowance for doubtful accounts of $0 as of December 31, 2013.

Inventory
Inventories are stated at the lower of cost (average cost) or market (net realizable value).  As of December 31, 2013, the Company had finished goods inventory of $76,153.

Fixed assets
The Company records all property and equipment at cost less accumulated depreciation.  Improvements are capitalized while repairs and maintenance costs are expensed as incurred.  Depreciation is calculated using the straight-line method over the estimated useful life of the assets or the lease term, whichever is shorter.  Leasehold improvements include the cost of the Company’s internal development and construction department.  Depreciation periods are as follows:

•	Computer equipment 3 years
•	Machinery and equipment 5 years

Revenue recognition
The Company’s records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable.  The Company records revenue from the sale of merchandise upon shipment or delivery of the products to the customer.  The Company also records the shipping income when the products are sent to the customer.

Sales returns and allowances
The Company has a 14 day return/exchange policy and is accepted for items that are in a like new condition.  The return postage is the responsibility of the customer except for those items which are the result of the Company’s improper filling of the order.

Sales tax
Amounts collected from customers for sales tax are recorded on a net basis.

DBA BLACKCRAFT CULT
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising costs
Advertising costs are anticipated to be expensed as incurred; however there were no advertising costs included in general and administrative expenses for the period from Inception (January 11, 2013) to December 31, 2013.

Income taxes
The Company is treated as a sole proprietorship for federal income tax purposes and does not incur income taxes. Instead, its earnings and losses are allocated to and reported on the individual returns of the owner’s tax return. Accordingly, no provision for income tax is included in the financial statements.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, prepaid expenses and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Level 1: The preferred inputs to valuation efforts are “quoted prices in active markets for identical assets or liabilities,” with the caveat that the reporting entity must have access to that market.  Information at this level is based on direct observations of transactions involving the same assets and liabilities, not assumptions, and thus offers superior reliability. However, relatively few items, especially physical assets, actually trade in active markets.

Level 2: FASB acknowledged that active markets for identical assets and liabilities are relatively uncommon and, even when they do exist, they may be too thin to provide reliable information. To deal with this shortage of direct data, the board provided a second level of inputs that can be applied in three situations.

Level 3: If inputs from levels 1 and 2 are not available, FASB acknowledges that fair value measures of many assets and liabilities are less precise. The board describes Level 3 inputs as “unobservable,” and limits their use by saying they “shall be used to measure fair value to the extent that observable inputs are not available.” This category allows “for situations in which there is little, if any, market activity for the asset or liability at the measurement date”. Earlier in the standard, FASB explains that “observable inputs” are gathered from sources other than the reporting company and that they are expected to reflect assumptions made by market participants.

Recent pronouncements
The Company has evaluated recent accounting pronouncements through the filing date and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 2 – FIXED ASSETS

The following is a summary of fixed assets:

December 31,
2013
Computer equipment	$1,229
Machinery and equipment	3,127
Fixed assets, total	4,356
Less: accumulated depreciation	(428)
Fixed assets, net	$3,928

Depreciation expense for the year ended December 31, 2013 was $428.

DBA BLACKCRAFT CULT
NOTES TO FINANCIAL STATEMENTS
(AUDITED)

NOTE 3 – MEMBER’S EQUITY

During the year ended December 31, 2013, the owner contributed capital of $51,305 and received draws totaling $333,367.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2013, the owner received an annual salary of $175,000.

NOTE 5 – SUBSEQUENT EVENTS

On January 15, 2014, the Company entered into Contribution Agreement with Blackcraft Emoji Incorporated, a California corporation (“BEI”), whereby they contributed 100% of the assets, liabilities and operations of the Company in exchange for 148,349,497 shares of BEI.

On January 24, 2014, BEI entered into a revolving credit line with a current related party for up to $400,000.  The unsecured line of credit bears interest at 2% per annum with principal and interest due on January 24, 2016.  During the month ended January 31, 2014, the Company loaned $124,000 to the related party.

During January 2014, BEI sold a total of 620,000 shares of common stock for a total of $155,000.

On March 5, 2014, BEI effectuated a reverse stock split of 66.666 to 1.

On March 21, 2014, BEI entered into an Acquisition Agreement and Plan of Merger (the “Merger Agreement”) by and among Merculite Sub Co (“Sub Co”), a Nevada corporation and wholly owned subsidiary of BCC, and Blackcraft Cult, Inc. (“BCC”), a Nevada corporation; Sub Co and BEI being the constituent entities in the Merger.  Pursuant to the Merger Agreement BCC intends to issue 2,234,580 shares of its Rule 144 restricted common stock in exchange for 100% of BEI’s issued and outstanding common stock.  Pursuant to the terms of the Merger, Sub co will be merged with BEI and Sub Co will cease to exist and BEI will become a wholly owned-subsidiary of BCC. Subject to the terms and conditions set forth in the Merger Agreement, the Merger closed on March 27, 2014 (the “Closing Date”).  The Merger, upon closing will provide BCC with the ownership of 100% of BEI.

The Merger Agreement contains conditions to closing which include: (i) BCC issuing 2,234,580 shares of restricted common stock in exchange for 100% of the issued and outstanding common stock of BEI, and (ii) auditable financial statements of BEI, prepared pursuant to Regulation S-X. The audited financial statements of BEI shall be completed and presented to the Company for filing with a Form 8-K, as required by Item 2.01 and Item 9.01 of Form 8-K, within 4 days of the Closing Date of the Merger.

Blackcraft Cult, Inc., Blackcraft Emoji Incorporated and DBA Blackcraft Cult
Pro-Forma Balance Sheet

(unaudited)

		Blackcraft	DBA
	Blackcraft Cult, Inc.	Emoji Incorporated	Blackcraft Cult	Pro-Forma	Pro-Forma
	(NV Corp)	(CA Corp)	(CA Sole Proprietorship)	Adjustments	Consolidated
ASSETS

Current assets:
Cash and equivalents	$229	$-	$78,059	123,771	$202,059
Prepaid expenses	4,375	-	-	(4,375)	-
Accounts receivable	-	-	691	-	691
Inventory	-	-	76,153	-	76,153
Total current assets	4,604	-	154,903	119,396	278,903

Other assets:
Fixed assets, net	-	-	3,928	-	3,928
Website	3,000	-	-	(3,000)	-
Total other assets	3,000	-	3,928	(3,000)	3,928

Total assets	$7,604	$-	$158,831	$116,396	$282,831

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$94,551	$521	$347	(94,551)	868
Accrued liabilities	-	-	11,617	-	11,617
Total current liabilities	94,551	521	11,964	(94,551)	12,485

Long term liabilities:
Accrued interest payable - related party	75	-	-	(75)	-
Line of credit - related party	8,250	-	-	(8,250)	-
Total current liabilities	8,325	-	-	(8,325)	-

Total liabilities	102,876	521	11,964	(102,876)	12,485

Stockholders' equity:
Common stock	745	-	-	197,875	198,620
Additional paid in capital	132,746	-	-	(61,020)	71,726
Member's equity	-	-	(282,062)	282,062	-
Retained earnings	(228,763)	(521)	428,929	(199,645)	-
Total Stockholders' Equity	(95,272)	(521)	146,867	219,272	270,346

Total Liabilities and Stockholders' Equity	$7,604	$-	$158,831	$116,396	$282,831

Blackcraft Cult, Inc., Blackcraft Emoji Incorporated and DBA Blackcraft Cult
Pro-Forma Statement of Operations

(unaudited)

		Blackcraft	DBA
	Blackcraft Cult, Inc.	Emoji Incorporated	Blackcraft Cult	Pro-Forma	Pro-Forma
	(NV Corp)	(CA Corp)	(CA Sole Proprietorship)	Adjustments	Consolidated

Revenue
Product sales	$-	$-	$1,175,655	$-	$1,175,655
Shipping income	-	-	191,451	-	191,451
Total revenue	-	-	1,367,106	-	1,367,106

Cost of sales
Product cost of goods sold	-	-	368,663	-	368,663
Shipping costs	-	-	171,988	-	171,988
Total cost of sales	-	-	540,651	-	540,651

Gross profit	-	-	826,455	-	826,455

Expenses:
General and administrative expenses	1,297	521	22,098	(1,297)	22,619
Impairment of asset	36,109	-	-	(36,109)	-
Professional fees	129,029	-	-	(129,029)	-
Executive compensation	-	-	175,000	1,000	176,000
Depreciation	-	-	428	-	428
Total expenses	166,435	521	197,526	(165,435)	199,047

Other expenses:
Interest expense - related party	(131)	-	112,727	131	112,727
Total other expenses	(131)	-	112,727	131	112,727

Net (loss)	$(166,566)	$(521)	$741,656	$165,566	$740,135

Number of shares issued and outstanding post merger					198,620,014

Earnings per share					$0.00

BLACKCRAFT CULT, INC. (NEVADA CORPORATION) AND BLACKCRAFT EMOJI  INCORPORATED (CALIFORNIA CORPORATION) AND DBA BLACKCRAFT CULT (CALIFORNIA SOLE PROPRIETORSHIP)
NOTES TO PRO FORMA FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On March 21, 2014, Blackcraft Cult, Inc., a Nevada Corporation, (“MRCD”) acquired 100% of Blackcraft Emoji Incorporated, a California Corporation, (“BEI”) in exchange for a total of 2,234,580 restricted shares of MRCD’s common stock.

On January 13, 2014, the founders of BEI were issued 1,000 shares of common stock.  On January 15, 2014, BEI acquired the assets, liabilities and operations for DBA Blackcraft Cult (“DBA”) in exchange for 148,349,497 shares of BEI common stock.  During the month ended January 31, 2014, BEI issued a total of 620,000 shares of its $0.001 par value common stock for cash of $155,000.  On March 5, 2014, BEI authorized a reverse stock split of 66.666 to 1.  After the stock split and prior to the share expense with MRCD, BEI had 2,234,580 shares issued and outstanding.

Upon the closing of the share exchange with MRCD and BEI, there will be a change in control and a change in the business of MRCD.  The acquisition will be treated as a reverse merger and will be recorded as a recapitalization.

The unaudited pro forma balance sheet has been developed from the audited records of MRCD for the as of December 31, 2013 and from the audited records of DBA as of December 31, 2013.  The unaudited balance sheet is presented as if the acquisition had occurred on December 31, 2013.

The unaudited pro forma statement of operations for the year ended December 31, 2013 is based upon the audited financial statements of MRCD and upon the audited financial statements for the period of inception (January 11, 2013) to December 31, 2013, after giving effect to the reverse merger acquisition.  The unaudited pro forma statement of operations is presented as if the acquisition had occurred at the beginning of the period.

2.  PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited financial statements are as follows:

(1)	Net effect of the elimination of all of the assets, liabilities and operations of MRCD and BEI.
(2)	Equity transactions on BEI prior to the reverse merger including issuance of 1,000 shares, 148,349,497 shares for acquisition for DBA Blackcraft Cult and 620,000 shares for cash.
(3)	Recapitalization due to reverse merger of MRCD, BEI and DBA.
(4)	Forward stock split of 66.666 to 1.

BLACKCRAFT CULT, INC. (NEVADA CORPORATION) AND BLACKCRAFT EMOJI  INCORPORATED (CALIFORNIA CORPORATION) AND DBA BLACKCRAFT CULT (CALIFORNIA SOLE PROPRIETORSHIP)
NOTES TO PRO FORMA FINANCIAL STATEMENTS

3.  STOCKHOLDERS’ EQUITY

MRCD was authorized to issue 100,000,000 shares of its $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock.

Upon closing of the reverse merger acquisition, MRCD had 2,979,330 shares of common stock issued and outstanding.  The pro forma balance sheet as of December 31, 2013 is presented as if the reverse merger acquisition had occurred on December 31, 2013.

On March 27, 2014, MRCD effectuated a 66.666 to 1 forward stock split of its issued and unissued common shares as of April 7, 2014, the record date. The number of authorized common shares will increase from 100,000,000 to 6,666,600,000 common shares. Fractional shares will be rounded upward. Each shareholder of record will receive a dividend certificate, rather than surrendering outstanding stock certificates. The Certificate of Change specifies that the effective date of the Forward Stock Split with the Nevada Secretary of State is March 27, 2014; however, the effectiveness of the Forward Stock Split is subject to approval by FINRA.

After the forward stock split of 66.666 to 1, MRCD will have 198,620,014 shares of common stock issued and outstanding.